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                                                                    EXHIBIT 1(d)


                                     FORM OF

                    THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
                                 AMENDMENT NO. 3
                                       TO
              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

      AMENDMENT NO. 3 to the First Amended and Restated Master Trust Agreement dated as of September 1, 1993 (the "Agreement") of Lutheran Brotherhood Family of Funds (the "Trust"), made as of the ___ day of _______, 1997.

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not materially adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

      WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to issue classes of Shares (as defined in the Agreement) of any Sub-Trust (as defined in the Agreement) or divide the Shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and to establish and designate the specific classes of Shares of each Sub-Trust; and

      WHEREAS, on September __, 1997, a majority of the Trustees voted to authorize the establishment of three classes of Shares to be designated as the "Class A", "Class B" and "Institutional Class" shares for each of the Lutheran Brotherhood Fund, Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund, Lutheran Brotherhood Money Market Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood World Growth Fund and Lutheran Brotherhood Mid Cap Growth Fund (together, the "Funds"), the establishment of such classes and the designations thereof to become effective upon the effectiveness of an amendment to the Trust's registration statement on Form N-1A describing said classes; and

      WHEREAS, on September __, 1997, a majority of the Trustees further voted that upon the effectiveness of the establishment and designation of such classes, all of the then issued and outstanding shares of each Fund shall be redesignated as Class A shares of each such Fund; and

      WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 3 to the Agreement; and




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      NOW, THEREFORE, effective upon the effectiveness of an amendment to the
Trust's registration statement on Form N-1A describing the classes referred to herein, the Agreement is hereby amended as follows: 1. The first paragraph of
Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

      "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub- Trusts, the Trustees hereby establish and designate eight Sub-Trusts: "Lutheran Brotherhood Fund", "Lutheran Brotherhood Opportunity Growth Fund", "Lutheran Brotherhood Income Fund", "Lutheran Brotherhood Municipal Bond Fund", "Lutheran Brotherhood Money Market Fund", "Lutheran Brotherhood High Yield Fund", "Lutheran Brotherhood World Growth Fund" and "Lutheran Brotherhood Mid Cap Growth Fund". Each such Sub-Trust shall consist of three classes designated as the "Class A" shares, the "Class B" shares, and the "Institutional Class" shares. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

      The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.


      IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the day and year first above written.


                                   THE LUTHERAN BROTHERHOOD
                                   FAMILY OF FUNDS

                                   By: _____________________________
                                   Name:
                                   Title:



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